                                                                     Exhibit 2.1


                       CERTIFICATE OF OWNERSHIP AND MERGER

                                     MERGING

                  SPHERION CORPORATION, A DELAWARE CORPORATION,

                                  WITH AND INTO

                  INTERIM SERVICES INC., A DELAWARE CORPORATION



         INTERIM SERVICES INC., a corporation organized and existing under the laws of Delaware (the "Corporation"), pursuant to Section 253 of the General Corporation Law of the State of Delaware (the "Delaware Corporation Law"), DOES HEREBY CERTIFY:

         FIRST: That the Corporation was incorporated on the fifteenth day of September, 1987, pursuant to the Delaware Corporation Law.

         SECOND: That effective Friday, July 7, 2000, at 12:01 a.m., the Corporation will merge the following wholly-owned subsidiary with and into the
Corporation: SPHERION CORPORATION ("Spherion"), a corporation incorporated on the fifteenth day of March, 2000, pursuant to the Delaware Corporation Law (the "Merger").

         THIRD: That the Board of Directors and Sole Shareholder of Spherion, by action taken by written consent dated May 23, 2000, approved the Merger of Spherion into the Corporation.

         FOURTH: That the Corporation hereby merges Spherion with and into the Corporation, which shall survive the Merger, in accordance with the terms and subject to the conditions contained in the resolutions of the Board of Directors of the Corporation set forth hereunder and the Delaware Corporation Law.

         FIFTH: That the Corporation, by the following resolutions of its Board of Directors, duly adopted at a meeting of the Board held on the 23rd day of May, 2000, determined to merge Spherion with and into the Corporation:

         APPROVAL OF MERGER OF SPHERION CORPORATION WITH AND INTO THE
         CORPORATION.

         RESOLVED, that Spherion be merged with and into the Corporation (the "Merger") and that all of the estate, property rights, privileges, powers and franchises of Spherion be vested and enjoyed by the Corporation as fully and entirely and without change or diminution as the same were before held and enjoyed by Spherion in its name;

         FURTHER RESOLVED, that the Corporation assume all of the obligations of Spherion;

         FURTHER RESOLVED, that the Corporation shall survive the Merger (following the Merger, the Corporation is hereinafter referred to as the "Surviving Corporation");

         FURTHER RESOLVED, that this Corporation shall cause to be executed and filed and/or recorded the documents prescribed by the laws of the State of Delaware and by the laws of any other appropriate jurisdiction and will cause to be performed all necessary acts within the jurisdiction of organization of Spherion and of this Corporation and in any other appropriate jurisdiction;

         FURTHER RESOLVED, that the effective time (the "Effective Time") of the Certificate of Ownership and Merger setting forth a copy of these resolutions shall be Friday, July 7, 2000, at 12:01 AM.

         FURTHER RESOLVED, that the terms and conditions of the Merger are as follows:

                  i. Upon the Effective Time of the Merger, each outstanding share of capital stock of Spherion shall be canceled and cease to exist without any payment with respect thereto;

                  ii. Upon the Effective Time of the Merger, each outstanding share of capital stock of the Corporation shall remain outstanding as a share of the Surviving Corporation;

                  iii. The Corporation's Restated Certificate of Incorporation, as amended, in effect immediately prior to the Effective Time of the Merger shall continue as such for the Surviving Corporation, except that the Corporation shall change its corporate name to Spherion Corporation, by deleting ARTICLE FIRST of the Restated Certificate of Incorporation in its present form and substituting therefor a new ARTICLE FIRST in the following form:

                                    "FIRST: The name of the Corporation is
                           Spherion Corporation (hereafter, the "Corporation")."

                  iv. The By-Laws of the Corporation and the directors and officers of the Corporation immediately prior to the Effective Time of the Merger shall continue as such for the Surviving Corporation; and

                  v. At any time prior to the Effective Time of the Certificate of Ownership and Merger filed with the Secretary of State of Delaware relating to the Merger, the Board of Directors of the Corporation may rescind these resolutions and determine not to effect the Merger; and

         FURTHER RESOLVED, that the authorized officers of the Corporation are hereby directed to make and execute a Certificate of Ownership and Merger setting forth a copy of the resolutions to merge Spherion with and into the Corporation and assume Spherion's liabilities and obligations (including, without limitation, all federal, state and local tax obligations of Spherion), and the date of adoption thereof, and to cause the same to be filed with the Secretary of State of Delaware and to do all acts and things whatsoever, whether within or without the State of Delaware, which may be necessary or proper to effect the Merger.


         IN WITNESS WHEREOF, INTERIM SERVICES INC. has caused this Certificate to be signed by LISA IGLESIAS, its VICE PRESIDENT, this 27TH day of JUNE, 2000.


                                             INTERIM SERVICES INC.



                                             By /s/ Lisa Iglesias
                                                -------------------------
                                             Print Name: Lisa Iglesias
                                                        -----------------
                                             Title: Vice President
                                                   ----------------------




                                       3